Exhibit 99.1

ASTROTECH REPORTS FISCAL YEAR 2023 FINANCIAL RESULTS

Austin, Texas – September 28, 2023 – Astrotech Corporation (Nasdaq: ASTC) (the “Company” or “Astrotech”) reported its financial results for the fiscal year ended June 30, 2023.

Financial Highlights & Fiscal Year Developments

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Astrotech’s consolidated balance sheet remains strong with $42.1 million in cash and cash equivalents and liquid investments which is anticipated to support our research and development, organic growth, and potential acquisition targets.

●	Gross margin increased to 41% for the year compared to 22% in the prior period, due to a higher proportion of recurring revenue.

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We appointed Bob McFarland to the Board of Directors to bring his domestic and international executive management and sales experience, as well as his experience working with and for the federal government.

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We appointed Thomas B. Pickens III to the role of Chief Technology Officer. He has consistently demonstrated his proficiency in identifying new applications that can “profit” from our Astrotech Mass Spectrometer Technology™ (the “AMS Technology”) and is key in the design of innovative sample collection, software user interface, and quantitation techniques. Mr. Pickens is also integral in creating value by identifying and integrating OEM suppliers of certain sample collection and chromatography technologies.

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Our 1st Detect subsidiary’s commercial sales of the ECAC-certified TRACER 1000™ explosive trace detector (ETD), consumables and recurring maintenance services has continued leading to $750 thousand in total revenue during the fiscal year ended June 30, 2023. Additionally, 1st Detect has been successful in securing an order for 17 Tracer 1000 units to a Romanian based security and telecommunications company with the majority of these units being delivered in early fiscal year 2024.

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Our AgLAB subsidiary released results from the ongoing field trials of the AgLAB Maximum Value Process™ solution (AgLAB MVP). AgLAB which uses the Company’s proprietary AgLAB 1000-D2™ mass spectrometer has been proven to improve distillation oil yields and bottom-line profits for hemp and cannabis producers. During our field trials, we were able to improve ending-weight yields by an average of 30%.

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Our BreathTech subsidiary continues to collect breath samples from both COVID-19 positive and negative patients as part of the ongoing development of the library for the BreathTest-1000™ lung disease screening instrument. The BreathTest-1000 is a breath analysis tool designed to screen for volatile organic compound metabolites found in a person’s breath that could indicate they may have a bacterial or viral infection. Testing is being done following FDA required regulations.

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On December 5, 2022, the Company effected a reverse stock split primarily intended to bring the Company into compliance with the minimum bid price requirements for maintaining its listing on The Nasdaq Stock Market LLC. On December 19, 2022, the Company received written notice from the Listing Qualifications Department of Nasdaq stating that the Company had regained compliance with the minimum bid price requirement of $1.00 per share for continued listing on The Nasdaq Capital Market. Numbers presented in the financial statements presented have been adjusted to reflect the reverse stock split.

“The Company’s gross profit grew in fiscal year 2023 as recurring revenue related to our TRACER 1000 was a larger proportion of our sales. After having lost traction with passenger airport sales during the pandemic, the Company is very excited about our most recent 17-unit order to Romania. These sales and our recurring revenue should result in an increase in our topline revenue during the next fiscal year,” stated Thomas B. Pickens, III, Astrotech’s Chairman, Chief Executive Officer and Chief Technology Officer.

During fiscal year 2023 we continued to develop and enhance our AMS Technology. This not only benefits our existing platforms but also provides additional versatility for the future.

“In addition, our AgLAB 1000-D2 field trials with potential customers have proven that the AgLAB MVP solution is an effective tool to improve potency and yields for any distiller of hemp or cannabis. We believe this technology has the ability to directly increase processors’ bottom line. We are actively demonstrating the AgLAB MVP solution to several potential customers and are hopeful to secure our first deployments of the AgLAB 1000-D2” stated Thomas B. Pickens, III.

About Astrotech Corporation

Astrotech (Nasdaq: ASTC) is a mass spectrometry company that launches, manages, and commercializes scalable companies based on its innovative core technology through its wholly-owned subsidiaries. 1st Detect develops, manufactures, and sells trace detectors for use in the security and detection market. AgLAB develops and sells chemical analyzers for use in the agriculture market. BreathTech is developing a breath analysis tool to screen for volatile organic compounds that could indicate bodily infections and critical conditions. Astrotech is headquartered in Austin, Texas. For information, please visit www.astrotechcorp.com.

About the AgLAB 1000™ and the BreathTest-1000™

This press release contains information about our new products under development, AgLAB 1000 and BreathTest-1000. Product development involves a high degree of risk and uncertainty, and there can be no assurance that our new products will be successfully developed, achieve their intended benefits, receive full market authorization, or be commercially successful. In addition, FDA approval will be required to market BreathTest-1000 in the United States. Obtaining FDA approval is a complex and lengthy process, and there can be no assurance that FDA approval for BreathTest-1000 will be granted on a timely basis or at all.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, the adverse impact of recent inflationary pressures, including significant increases in fuel costs, global economic conditions and events related to these conditions, including the ongoing war in Ukraine and the COVID-19 pandemic, the Company’s use of proceeds from the common stock offerings, whether we can successfully complete the development of our new products and proprietary technologies, whether we can obtain the FDA and other regulatory approvals required to market our products under development in the United States or abroad, whether the market will accept our products and services and whether we are successful in identifying, completing and integrating acquisitions, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the Company’s most recent Annual Report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. The Company assumes no obligation to correct or update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Company Contact: Jaime Hinojosa, Chief Financial Officer, Astrotech Corporation, (512) 485-9530.

Tables follow

ASTROTECH CORPORATION

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share data)

(Unaudited)

	Years Ended
	June 30,
	2023	2022
Revenue	$750	$869
Cost of revenue	444	677
Gross profit	306	192
Operating expenses:
Selling, general and administrative	5,775	6,006
Research and development	5,591	2,781
Total operating expenses	11,366	8,787
Loss from operations	(11,060)	(8,595)
Other income and expense, net	1,418	265
Loss from operations before income taxes	(9,642)	(8,330)
Income tax benefit	—	—
Net loss	$(9,642)	$(8,330)
Weighted average common shares outstanding:
Basic and diluted	1,620	1,590
Basic and diluted net loss per common share:
Net loss per common share	$(5.95)	$(5.24)
Other comprehensive loss, net of tax:
Net loss	$(9,642)	$(8,330)
Available-for-sale securities
Net unrealized losses, net of zero tax expense	(254)	(1,176)
Total comprehensive loss	$(9,896)	$(9,506)

ASTROTECH CORPORATION

Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	June 30,
	2023	2022
Assets
Current assets
Cash and cash equivalents	$14,208	$26,453
Short-term investments	27,919	26,173
Accounts receivable	225	56
Contract Asset	—	2
Inventory, net:
Raw materials	1,379	864
Work-in-process	243	136
Finished goods	373	518
Income tax receivable	1	—
Prepaid expenses and other current assets	365	748
Total current assets	44,713	54,950
Property and equipment, net	2,670	1,098
Operating lease right-of-use assets, net	262	162
Other assets, net	30	11
Total assets	$47,675	$56,221
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$546	$169
Payroll related accruals	633	816
Accrued expenses and other liabilities	1,170	961
Income tax payable	—	2
Term note payable - related party	—	500
Lease liabilities, current	316	234
Total current liabilities	2,665	2,682
Lease liabilities, net of current portion	291	303
Total liabilities	2,956	2,985
Commitments and contingencies
Stockholders’ equity
Convertible preferred stock, $0.001 par value, 2,500,000 shares authorized; 280,898 shares of Series D issued and outstanding at June 30, 2023 and 2022, respectively	—	—
Common stock, $0.001 par value, 250,000,000 shares authorized at June 30, 2023 and 2022 respectively; 1,692,045 and 1,685,595 shares issued and outstanding at June 30, 2023 and 2022, respectively; 1,681,729 and 1,685,595 outstanding at June 30, 2023 and 2022, respectively	190,643	190,642
Treasury shares, 10,316 shares and no shares at June 30, 2023 and 2022, respectively	(119)	—
Additional paid-in capital	81,002	79,505
Accumulated deficit	(225,354)	(215,712)
Accumulated other comprehensive loss	(1,453)	(1,199)
Total stockholders’ equity	44,719	53,236
Total liabilities and stockholders’ equity	$47,675	$56,221